Calculation of Filing Fee Tables
S-1
Allarity Acquisition Corp.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Redeemable public warrants included as part of the units	457(a)	9,200,000	$ 0.00	$ 0.00	0.000087	$ 0.00
Fees to be Paid	2	Equity	Class A ordinary shares underlying redeemable public warrants included as part of the units	457(a)	9,200,000	$ 11.50	$ 105,800,000.00	0.000087	$ 9,204.60
Fees to be Paid	3	Equity	Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one redeemable public warrant	457(a)	9,200,000	$ 10.00	$ 92,000,000.00	0.000087	$ 8,004.00
Fees to be Paid	4	Equity	Class A ordinary shares included as part of the units	457(a)	9,200,000	$ 0.00	$ 0.00	0.000087	$ 0.00
Fees to be Paid	5	Equity	Representative's Class A ordinary shares	457(a)	414,000	$ 10.00	$ 4,140,000.00	0.000087	$ 360.18
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 201,940,000.00		$ 17,568.78
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 17,568.78
			Net Fee Due:						$ 0.00
Offering Note
[1]	Represents 9,200,000 redeemable public warrants included in the units, including 1,200,000 public warrants issuable upon full exercise of the underwriters' over-allotment option. Each unit includes one redeemable public warrant. No separate fee is payable pursuant to Rule 457(g) under the Securities Act. The Rule 416 provision in Offering Note 4 also applies to these public warrants.

[2]	Represents 9,200,000 Class A ordinary shares underlying the public warrants described in Offering Note 1. The fee is calculated pursuant to Rule 457(a) as 9,200,000 shares multiplied by the $11.50 exercise price and the fee rate of 0.000087, resulting in $9,204.60. Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. In this pre-effective amendment, the Registrant is reducing the registered units and representative shares while increasing the public warrants and underlying shares from the quantities in the initial registration statement. The Registrant has not relied on Rule 457(o) and is electing to recalculate the filing fee for the registration statement in its entirety at the current offering amounts, offering prices and filing fee rate, and to claim a Rule 457(b) offset as set forth in Table 2.

[3]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933, as amended (the "Securities Act"). (2) Includes 1,200,000 units, consisting of 1,200,000 ordinary shares and 1,200,000 redeemable public warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

[4]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933, as amended (the "Securities Act"). (3) Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. (4) No fee pursuant to Rule 457(g) under the Securities Act.

[5]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933, as amended (the "Securities Act"). (5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	1		S-1	333-298851	09/10/2026		$ 17,568.78
Fee Offset Sources		Allarity Acquisition Corp	S-1	333-298851		09/10/2026						$ 25,728.03
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Explanation of the basis for claimed offset:
[1]	Rule 457(b) offset: The $17,568.78 fee calculated for this amendment is offset against $25,728.03 previously paid in connection with the Registrant's initial Form S-1 filed on September 10, 2026 (File No. 333-298851). The offset is claimed under the concurrent class-increase and class-decrease election described in Offering Note 2. The prior payment is reported as the fee offset source in Table 2 and is not also deducted as Fees Previously Paid in Table 1. No refund is claimed.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date